UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 22, 2004 (March 15, 2004)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(414) 964-5000

Item 4. Changes in Registrant’s Certifying Accountant.

     On March 15, 2004, the Company dismissed PricewaterhouseCoopers LLP (“PWC”) as its independent public accountants and appointed Grant Thornton (“Grant Thornton”) as its new independent public accountants. The decision to dismiss PWC and to retain Grant Thornton was made by the Company’s Audit Committee. The decision to dismiss PWC did not involve a dispute with the Company over accounting policies or practices.

     The reports of PWC on the Company’s financial statements for each of the years ended June 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and through March 15, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

     During the Company’s two most recent fiscal years and through March 15, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has provided PWC with a copy of this Item 4 disclosure and has requested that PWC review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K. Such letter is filed as Exhibit 16.1 to this Current Report.

     During the fiscal years ended June 30, 2003 and 2002, and the subsequent interim period up to March 15, 2004, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter that was either the subject of a disagreement or a reportable event, as described in Item 304(a)(1)(iv) and (a)(1)(v) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 17, 2004 regarding change in certifying accountant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 22, 2004	KOSS CORPORATION
	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer, President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 17, 2004 regarding change in certifying accountant.

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